EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS LOAN GROWTH, STRONG FEE INCOME, AND FOURTH QUARTER NET INCOME OF $24.0 MILLION

CHICAGO, January 29, 2013 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today fourth quarter and annual results for 2012.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.

Net income, net income available to common stockholders and fully diluted earnings per share increased in the three months and year ended December 31, 2012 compared to the three months ended September 30, 2012 and the year ended December 31, 2011 as follows (note that all linked quarter change percentages presented here and throughout this release are not annualized):

	4Q12	3Q12	Change	4Q11	2012	2011	Change
(dollars in thousands, except per share data)
Net income	$ 24,012	$ 23,133	+ 3.8%	$ 19,453	$ 90,374	$ 38,728	+133.4%
Net income available to
common stockholders	24,012	23,133	+ 3.8%	16,847	87,105	28,314	+207.6%
Fully diluted earnings per share	0.44	0.42	+ 4.8%	0.31	1.60	0.52	+207.7%

“I am pleased with our strong finish to 2012.  We experienced robust loan growth in the fourth quarter, primarily driven by new customer relationships, strong lease loan growth and seasonal demand.  Furthermore, we are seeing good progress in all of our key fee initiatives as evidenced by growth in fee income both on a quarterly and annual basis.  We remain committed to building a relationship driven company that produces superior returns on capital, supported by a diversified revenue stream, with high quality loans and significant fee businesses, both growing at attractive rates,” stated Mitchell Feiger, President and Chief Executive Officer of the Company.

Key items were as follows:

Robust Loan Growth, Mix Improvements Continue:

●
Our loan balances, excluding covered loans, increased $192.1 million (+3.7%) during the fourth quarter of 2012 and our loan mix continued to improve with growth in generally lower risk commercial and lease loans and declines in generally higher risk construction and commercial real estate loans as follows (dollars in thousands):

	Change in	Percent
	Loan Balance	Growth
Commercial related credits:
Commercial loans	$ 146,491	+13.6%
Commercial loans collateralized by
assignment of lease payments (lease loans)	87,408	+7.2%
Commercial real estate	(8,429)	-0.5%
Construction real estate	(39,611)	-26.4%
Total commercial related credits	185,859	+4.4%
Other loans:
Residential real estate	5,493	+1.8%
Indirect vehicle	1,660	+0.8%
Home equity	(9,532)	-3.0%
Consumer loans	8,666	+10.2%
Total other loans	6,287	+0.7%
Gross loans excluding covered loans	$ 192,146	+3.7%

●
Over the last year, our commercial related loan balances increased modestly (+0.9%), and our loan mix improved.  Commercial and lease loans increased by 8.9%, while commercial real estate and construction loans decreased by 8.1%.

Strong Core Fee Income Growth (+20.5%) During the Quarter:

●	Revenues from key fee initiatives increased 18.7% compared to the third quarter of 2012:
-	Leasing revenues increased 28.4% to $12.4 million,
-	Capital markets and international banking service fees increased 80.6% to $2.6 million, and
-	Commercial deposit and treasury management fees increased 4.0% to $6.1 million.
●	Annual revenues from key fee initiatives increased 21.0% compared to 2011:
-	Leasing revenues increased 35.1% to $36.4 million,
-	Capital markets and international banking service fees increased 192.6% to $5.5 million, and
-	Card revenues increased 33.2% to $9.4 million.
●	Our core fee income to total revenues ratio improved to 34.2% in the fourth quarter compared to 29.5% in the prior quarter and 26.2% a year ago.
●	Fee income growth exceeded the impact of margin compression. As a result, total revenue, as adjusted and on a fully tax equivalent basis, increased by $4.1 million (+3.7%) during the fourth quarter.

Margin Compression Negatively Impacted Net Interest Income:

●	Net interest margin compression of 10 basis points (on a fully tax equivalent basis) for the quarter negatively impacted net interest income (down $2.5 million and 3.2%).
●
The decline in net interest margin was due to a decline in covered loan yields, tightening credit spreads and high levels of prepayments on mortgage-backed securities, partially offset by a lower cost of funds.

Classified Assets Declined, Non-Performing Loans Increased, Recoveries Exceeded Charge-offs During the Quarter:

●
Classified assets, defined as potential problem loans, non-performing loans, other real estate owned (“OREO”) and repossessed assets (excluding credit-impaired loans and OREO that were acquired as part of our FDIC-assisted transactions) declined in the quarter.  Non-performing loans were up $11.7 million, while potential problem loans declined $22.7 million.

	12/31/2012	9/30/2012	Change from 3Q12 to 4Q12	12/31/2011
(dollars in thousands)
Potential problem loans	$111,553	$134,289	$(22,736)	$149,756
Non-performing loans	116,986	105,283	11,703	129,391
OREO	36,977	42,427	(5,450)	78,452
Repossessed assets	773	113	660	156
Total classified assets	$266,289	$282,112	$(15,823)	$357,755

●	Credit costs remained very low in the quarter, aided by net recoveries.

	4Q12	3Q12	Change from 3Q12 to 4Q12	4Q11
(dollars in thousands)
Credit costs:
Provision for credit losses	$1,000	$(13,000)	$14,000	$8,000
Net loss recognized on OREO	1,626	3,938	(2,312)	5,478
Total credit costs	$2,626	$(9,062)	$11,688	$13,478

Net (recoveries) charge-offs	$(2,353)	$(9,086)	$6,733	$13,886

Significant Balance Sheet Improvement over the Past Year:

●	As discussed above, over the past year we have improved the risk/return profile of our loan portfolio by significantly reducing our classified loans and changing our loan mix.
●
Over the past year, we changed the mix of our investment portfolio by allocating a larger portion of the investment portfolio to municipal securities.  This has helped mitigate the impact of high levels of mortgage-backed security prepayments in the current interest rate environment.  Municipal securities were 39.8% of total investment securities at December 31, 2012 compared to 30.9% of total investment securities a year ago.

●
Our funding mix improved over the past twelve months, with low cost deposits increasing $438.5 million (+8.3%) primarily driven by noninterest bearing deposits increasing by $278.9 million (+14.8%). Customer certificates of deposit decreased by $400.2 million (-20.8%) over the same period.  In addition, our wholesale funding balances decreased $291.0 million (-33.6%) from a year ago largely due to prepayments in the third quarter of 2012.

●	During 2012, we repurchased all $196 million of preferred stock and the related warrant issued as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program.

Significant Improvement in Return on Assets and Return on Equity over the Past Year:

●
Our annualized return on average assets, annualized return on average common equity and annualized cash return on average tangible common equity improved compared to the third quarter of 2012 and fourth quarter of 2011:

	4Q12	3Q12	4Q11	2012	2011

Annualized return on average assets	1.01%	0.97%	0.78%	0.95%	0.39%
Annualized return on average common equity	7.55%	7.38%	5.66%	7.05%	2.43%
Annualized cash return on average tangible
common equity	11.47%	11.29%	9.09%	10.87%	4.23%

Celtic Leasing Corp. Transaction:

●	On December 28, 2012, MB Financial Bank acquired Celtic Leasing Corp. (“Celtic”), a privately held, mid-ticket equipment leasing company.
●
Celtic specializes in solutions for the health care, legal, technology, and manufacturing industries.  In recent years Celtic’s lease originations have ranged from $75 to $100 million on an annual basis.

●	Given the timing of the Celtic transaction, the impact to lease financing revenues was insignificant in the quarter and year.
●
Initial cash consideration paid was $58.7 million.  Celtic stockholders will receive additional purchase consideration based on the performance of leases outstanding as of the acquisition date as well as the performance of leases originated during the three-year period immediately following the acquisition date.  As a result of the transaction, $36.3 million in goodwill was recorded.

Top Ten Workplaces in Chicago:

●	During the fourth quarter of 2012, our bank was for the second consecutive year named one of Chicago’s Top Workplaces by the Chicago Tribune.
●	We ranked among the top ten in the large employers category.

RESULTS OF OPERATIONS

Fourth Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $2.5 million from the third quarter of 2012.  The decrease from the third quarter of 2012 to the fourth quarter of 2012 was due primarily to a 10 basis point decline in our net interest margin to 3.57% on a fully tax equivalent basis, primarily as a result of a decline in covered loan yields (negatively impacted the margin by eight basis points), high mortgage-backed investment securities prepayments (negatively impacted the margin by six basis points) and tighter credit spreads, which was partially offset by a decline in our cost of funds.

Net interest income on a fully tax equivalent basis decreased $25.2 million during the year ended December 31, 2012 compared to the year ended December 31, 2011, primarily due to a $285.2 million decrease in average interest earning assets and a 17 basis point decline in our net interest margin on a fully tax equivalent basis.  The decline in the margin was primarily due to lower covered loan yields (negatively impacted the margin by 12 basis points), and tighter credit spreads, partially offset by lower costs of funds.

See the supplemental net interest margin tables for further detail.

Fee Income (dollars in thousands):

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Core fee income:
Key fee initiatives:
Capital markets and international banking
service fees	$2,593	$1,436	$912	$531	$762	$5,472	$1,870
Commercial deposit and treasury management fees	6,095	5,860	5,784	5,897	6,113	23,636	23,559
Lease financing, net	12,419	9,671	7,334	6,958	7,801	36,382	26,939
Trust and asset management fees	4,623	4,428	4,535	4,404	4,166	17,990	17,324
Card fees	2,505	2,388	2,429	2,046	1,101	9,368	7,032
Total key fee initiatives	28,235	23,783	20,994	19,836	19,943	92,848	76,724

Loan service fees	2,229	1,039	1,143	1,048	1,069	5,459	6,355
Consumer and other deposit service fees	3,655	3,786	3,534	3,453	3,917	14,428	15,375
Brokerage fees	1,088	1,185	1,264	1,255	1,577	4,792	5,884
Increase in cash surrender value of life insurance	893	890	870	917	944	3,570	4,377
Accretion of FDIC indemnification asset	154	204	222	475	683	1,055	4,838
Net gain on sale of loans	822	575	554	374	366	2,325	817
Other operating income	1,325	405	958	1,604	1,086	4,292	5,676
Total core fee income	38,401	31,867	29,539	28,962	29,585	128,769	120,046

Non-core fee income: (1)
Net gain (loss) on investment securities	311	281	(34)	(3)	411	555	640
Net (loss) gain on sale of other assets	(905)	(12)	(8)	(17)	(87)	(942)	283
Net gain on sale of loans held for sale (A)	-	-	-	-	-	-	1,790
Net loss recognized on other real estate owned (B)	(1,848)	(4,151)	(4,156)	(4,348)	(3,620)	(14,503)	(9,971)
Net gain (loss) recognized on other real estate
owned related to FDIC transactions (B)	222	213	(1,285)	(2,241)	(1,858)	(3,091)	(3,642)
Increase (decrease) in market value of assets held
in trust for deferred compensation (C)	104	355	(149)	501	20	811	(40)
Total non-core fee income	(2,116)	(3,314)	(5,632)	(6,108)	(5,134)	(17,170)	(10,940)

Total fee income	$36,285	$28,553	$23,907	$22,854	$24,451	$111,599	$109,106

(1)
Letter denotes the corresponding line items where these non-core fee income items reside in the consolidated statements of income as follows:  A – Net gain on sale of loans, B – Net loss recognized on other real estate owned, C – Other operating income.

Core fee income increased by $6.5 million (+20.5%) from the third quarter of 2012 to the fourth quarter of 2012, driven by revenue from our key fee initiatives (+18.7%).
●	Net lease financing income increased as a result of increase in equipment remarketing gains and fees from the sale of equipment maintenance contracts.
●	Capital markets and international banking service fees increased primarily due to an increase in merger and acquisition advisory and interest rate swap fees.
●	Loan service fees increased due to an increase in prepayment fees.
●	Other operating income increased due to higher income from low income housing partnerships.
●	Non-core fee income was primarily impacted by lower losses recognized on OREO, partially offset by higher losses on the sale of other assets as a result of the disposal of fixed assets.

Core fee income increased by $8.7 million (+7.3%) for the year ended December 31, 2012 compared to the year ended December 31, 2011, driven by revenue from our key fee initiatives (+21.0%).
●	Net lease financing income increased as a result of increase in equipment remarketing gain and fees from the sale of equipment maintenance contracts.
●	Capital markets and international banking service fees increased due to an increase in interest rate swap fees, merger and acquisition advisory fees, and international banking activities.
●	Card fee income increased primarily due to fees earned on prepaid and credit cards.

These annual core fee income increases were offset by the decreases in brokerage fees, consumer and other deposit service fees and accretion of FDIC indemnification asset.
●	Brokerage fees declined due to a decrease in third party brokerage revenues.
●	Consumer and other deposit service fees decreased as a result of lower NSF fees.
●
Accretion of FDIC indemnification asset decreased $3.8 million as expected.  Accretion is recorded based on the FDIC indemnification asset balance, which has declined as we have received loss-share payments.

●	Non-core fee income was primarily impacted by higher losses recognized on OREO as well as higher losses on the sale of other assets as a result of the disposal of fixed assets.

Other Expense (dollars in thousands):

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Core other expense:
Salaries and employee benefits	$42,934	$41,728	$40,295	$39,928	$39,826	$164,885	$153,898
Occupancy and equipment expense	8,774	8,274	9,188	9,570	8,498	35,806	35,467
Computer services and telecommunication expense	4,160	3,777	3,909	3,653	4,382	15,499	14,885
Advertising and marketing expense	2,335	1,936	1,839	2,073	1,831	8,183	7,038
Professional and legal expense	1,640	1,554	1,503	1,413	1,422	6,110	6,147
Other intangible amortization expense	1,251	1,251	1,251	1,257	1,410	5,010	5,665
Other real estate expense, net	449	874	424	1,243	1,464	2,990	4,294
Other operating expenses	8,027	7,976	8,574	7,693	9,986	32,270	40,685
Total core other expense	69,570	67,370	66,983	66,830	68,819	270,753	268,079

Non-core other expense: (1)
Branch impairment charges	1,432	758	-	-	594	2,190	1,594
Prepayment fees on interest bearing liabilities	-	12,682	-	-	-	12,682	-
Increase (decrease) in market value of assets held
in trust for deferred compensation (A)	104	355	(149)	501	20	811	(40)
Total non-core other expense	1,536	13,795	(149)	501	614	15,683	1,554

Total other expense	$71,106	$81,165	$66,834	$67,331	$69,433	$286,436	$269,633

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense increased by $2.2 million (+3.3%) from the third quarter of 2012 to the fourth quarter of 2012.
●	Salaries and employee benefits expense increased primarily due to an increase in incentives and commissions on higher lease revenues.
●
Non-core other expense decreased as we did not incur any prepayment fees in the fourth quarter of 2012, while in the third quarter of 2012 we incurred $12.7 million in prepayment fees, when we prepaid certain brokered certificates of deposits and an FHLB advance.

Core other expense increased by $2.7 million (+1.0%) from the year ended December 31, 2011 to the year ended December 31, 2012.
●	Salaries and employee benefits expense increased primarily due to annual salary increases, an increase in incentives, commissions on higher lease revenues, and higher health insurance claims.
●
Other operating expenses were down partially due to the decrease in FDIC insurance premiums as a result of a change in the assessment computation during the second quarter of 2012 and the impact of improved credit quality on the computation.

●
Other operating expenses were also favorably impacted in the twelve months ended December 31, 2012 by a decrease in the clawback liability related to our loss share agreements with the FDIC recorded during the period.

●	Other real estate expense decreased as a result of fewer properties in other real estate owned throughout 2012 compared to 2011.
●	Non-core other expense was impacted by the $12.7 million in prepayment fees on interest bearing liabilities discussed above.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	12/31/2012		9/30/2012		6/30/2012		3/31/2012		12/31/2011
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,220,472	21%	$1,073,981	19%	$1,079,436	19%	$1,040,340	18%	$1,113,123	19%
Commercial loans collateralized by
assignment of lease payments (lease loans)	1,306,769	23%	1,219,361	22%	1,221,199	21%	1,209,942	21%	1,208,575	20%
Commercial real estate	1,761,832	30%	1,770,261	31%	1,794,777	31%	1,877,380	32%	1,853,788	31%
Construction real estate	110,261	2%	149,872	3%	150,665	3%	128,040	2%	183,789	3%
Total commercial related credits	4,399,334	76%	4,213,475	75%	4,246,077	74%	4,255,702	73%	4,359,275	73%
Other loans:
Residential real estate	314,359	5%	308,866	5%	313,137	5%	309,644	5%	316,787	5%
Indirect vehicle	208,633	4%	206,973	3%	198,848	3%	186,736	3%	187,481	3%
Home equity	305,186	5%	314,718	6%	323,234	6%	327,450	6%	336,043	6%
Consumer loans	93,317	2%	84,651	2%	89,115	2%	89,705	2%	88,865	2%
Total other loans	921,495	16%	915,208	16%	924,334	16%	913,535	16%	929,176	16%
Gross loans excluding covered loans	5,320,829	92%	5,128,683	91%	5,170,411	90%	5,169,237	89%	5,288,451	89%
Covered loans (1)	449,850	8%	496,162	9%	552,838	10%	620,528	11%	662,544	11%
Total loans	$5,770,679	100%	$5,624,845	100%	$5,723,249	100%	$5,789,765	100%	$5,950,995	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

Our loan portfolio mix improved over the past twelve months from the standpoint of lowering our real estate-related exposure, as commercial and lease loan balances increased while commercial real estate and construction loan balances decreased.  Growth in the fourth quarter was primarily driven by new middle market customer relationships and strong lease loan originations as well as seasonal loan demand.

ASSET QUALITY

As discussed earlier, classified assets declined during the quarter and compared to a year ago.   The increase in non-performing loans on a linked quarter basis was more than offset by the decline in potential problem loans and OREO.

The following table presents a summary of classified assets (excluding loans held for sale, credit-impaired loans and OREO that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Non-performing loans:
Non-accrual loans (1)	$115,387	$104,813	$113,077	$124,011	$129,309
Loans 90 days or more past due, still accruing interest	1,599	470	453	679	82
Total non-performing loans	116,986	105,283	113,530	124,690	129,391

OREO	36,977	42,427	49,690	63,077	78,452
Repossessed assets	773	113	60	81	156
Total non-performing assets	154,736	147,823	163,280	187,848	207,999

Potential problem loans	111,553	134,289	141,066	159,440	149,756
Total classified assets	$266,289	$282,112	$304,346	$347,288	$357,755

Total allowance for loan losses	$124,204	$121,182	$121,756	$125,431	$126,798

Accruing restructured loans (2)	$21,256	$17,929	$16,536	$24,145	$37,996

Total non-performing loans to total loans	2.03%	1.87%	1.98%	2.15%	2.17%
Total non-performing assets to total assets	1.62%	1.56%	1.72%	1.94%	2.12%
Allowance for loan losses to non-performing loans	106.17%	115.10%	107.25%	100.59%	98.00%

(1)
Includes $25.4 million, $27.1 million, $32.7 million, $34.7 million and $42.5 million of restructured loans on non-accrual status at December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, respectively.

(2)
Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

Commercial and lease	$25,517	$22,648	$24,402	$34,471	$36,995
Commercial real estate	59,508	55,387	62,512	70,939	76,551
Construction real estate	1,028	1,225	1,470	1,553	1,145
Consumer related	30,933	26,023	25,146	17,727	14,700
Total non-performing loans	$116,986	$105,283	$113,530	$124,690	$129,391

Consumer related non-performing loans increased compared to September 30, 2012 as a result of three residential real estate loans being downgraded to non-accrual status during the fourth quarter of 2012.  Consumer related non-performing loans increased compared to a year ago primarily due to the increase in home equity and residential non-performing loans.

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.

The following table presents data related to potential problem loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

Commercial and lease	$33,600	$48,933	$46,532	$49,197	$39,193
Commercial real estate	66,995	73,941	82,596	98,834	99,588
Construction real estate	10,958	11,415	11,938	11,409	10,375
Consumer related	-	-	-	-	600
Total potential problem loans	$111,553	$134,289	$141,066	$159,440	$149,756

The following table represents a summary of OREO (excluding OREO related to assets acquired in FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

Balance at the beginning of quarter	$42,427	$49,690	$63,077	$78,452	$87,469
Transfers in at fair value less estimated costs to sell	1,811	63	910	1,751	3,657
Capitalized OREO costs	505	978	967	359	552
Fair value adjustments	(1,982)	(4,648)	(4,507)	(4,764)	(3,733)
Net gains on sales of OREO	134	497	351	416	113
Cash received upon disposition	(5,918)	(4,153)	(11,108)	(13,137)	(9,606)
Balance at the end of quarter	$36,977	$42,427	$49,690	$63,077	$78,452

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011

Allowance for credit losses, balance at the beginning of period	$124,926	$128,840	$133,255	$135,975	$141,861	$135,975	$192,217
Provision for credit losses	1,000	(13,000)	-	3,100	8,000	(8,900)	120,750
Charge-offs:
Commercial loans	343	75	1,451	539	2,932	2,408	17,571
Commercial loans collateralized by
assignment of lease payments (lease loans)	1	-	1,720	-	1,373	1,721	1,466
Commercial real estate loans	2,965	2,994	2,415	3,003	3,793	11,377	96,633
Construction real estate	56	71	444	3,436	6,989	4,007	52,917
Residential real estate	1,068	474	1,108	294	860	2,944	12,643
Indirect vehicle	623	433	488	715	954	2,259	2,836
Home equity	1,394	1,209	876	1,072	2,061	4,551	11,066
Consumer loans	485	332	274	258	285	1,349	1,648
Total charge-offs	6,935	5,588	8,776	9,317	19,247	30,616	196,780
Recoveries:
Commercial loans	745	306	386	2,038	634	3,475	5,370
Commercial loans collateralized by
assignment of lease payments (lease loans)	6,260	111	93	256	1	6,720	225
Commercial real estate loans	871	12,893	3,061	162	747	16,987	3,332
Construction real estate	561	752	141	565	3,519	2,019	8,590
Residential real estate	271	8	188	34	9	501	49
Indirect vehicle	261	224	300	311	378	1,096	1,399
Home equity	248	303	100	20	6	671	224
Consumer loans	71	77	92	111	67	351	599
Total recoveries	9,288	14,674	4,361	3,497	5,361	31,820	19,788

Total net (recoveries) charge-offs	(2,353)	(9,086)	4,415	5,820	13,886	(1,204)	176,992

Allowance for credit losses	128,279	124,926	128,840	133,255	135,975	128,279	135,975

Allowance for unfunded credit commitments	(4,075)	(3,744)	(7,084)	(7,824)	(9,177)	(4,075)	(9,177)

Allowance for loan losses	$124,204	$121,182	$121,756	$125,431	$126,798	$124,204	$126,798

Total loans, excluding loans held for sale	$5,770,679	$5,624,845	$5,723,249	$5,789,765	$5,950,995	$5,770,679	$5,950,995
Average loans, excluding loans held for sale	$5,604,837	$5,630,232	$5,712,630	$5,802,037	$5,818,425	$5,687,052	$6,097,291

Ratio of allowance for loan losses to total loans, excluding loans held for sale	2.15%	2.15%	2.13%	2.17%	2.13%	2.15%	2.13%

Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.17)%	(0.64)%	0.31%	0.40%	0.95%	(0.02)%	2.90%

Our allowance for loan losses is comprised of three elements: a general loss reserve, a specific reserve for impaired loans and a reserve for smaller-balance homogenous loans.

The following table presents these three elements of our allowance for loan losses (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

General loss reserve	$91,745	$95,586	$93,904	$98,673	$102,196
Specific reserve	13,691	11,300	13,674	13,734	10,804
Smaller-balance homogenous loans reserve	18,768	14,296	14,178	13,024	13,798
Total allowance for loan losses	$124,204	$121,182	$121,756	$125,431	$126,798

Although management believes that adequate general, specific and smaller-balance homogenous loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of general, specific and smaller-balance homogenous loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$41,315	$42,187	$42,175	$42,070	$42,401
States and political subdivisions	725,019	668,966	629,173	581,720	535,660
Mortgage-backed securities	993,328	1,075,962	1,035,473	1,193,248	1,334,491
Corporate bonds	96,674	16,626	5,569	5,686	5,899
Equity securities	11,835	11,231	11,081	10,887	10,846
Total fair value	$1,868,171	$1,814,972	$1,723,471	$1,833,611	$1,929,297

Amortized cost
Government sponsored agencies and enterprises	$38,605	$39,233	$39,366	$39,503	$39,640
States and political subdivisions	679,991	620,489	589,654	547,262	500,979
Mortgage-backed securities	981,513	1,060,665	1,014,186	1,168,340	1,308,020
Corporate bonds	97,014	16,617	5,569	5,686	5,899
Equity securities	11,398	10,644	10,584	10,520	10,457
Total amortized cost	$1,808,521	$1,747,648	$1,659,359	$1,771,311	$1,864,995

Unrealized gain
Government sponsored agencies and enterprises	$2,710	$2,954	$2,809	$2,567	$2,761
States and political subdivisions	45,028	48,477	39,519	34,458	34,681
Mortgage-backed securities	11,815	15,297	21,287	24,908	26,471
Corporate bonds	(340)	9	-	-	-
Equity securities	437	587	497	367	389
Total unrealized gain	$59,650	$67,324	$64,112	$62,300	$64,302

Securities held to maturity, at cost:
States and political subdivisions	$237,563	$238,211	$238,869	$239,526	$240,183
Mortgage-backed securities	255,858	257,640	258,931	259,241	259,100
Total amortized cost	$493,421	$495,851	$497,800	$498,767	$499,283

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	12/31/2012		9/30/2012		6/30/2012		3/31/2012		12/31/2011
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$2,164,547	29%	$2,011,542	27%	$1,946,468	26%	$1,874,028	25%	$1,885,694	25%
Money market and
NOW accounts	2,747,273	36%	2,682,608	36%	2,564,493	34%	2,702,636	35%	2,645,334	34%
Savings accounts	811,333	11%	797,741	10%	790,350	11%	786,357	10%	753,610	10%
Total low cost deposits	5,723,153	76%	5,491,891	73%	5,301,311	71%	5,363,021	70%	5,284,638	69%

Certificates of deposit:
Certificates of deposit	1,525,366	20%	1,632,370	22%	1,718,266	23%	1,820,266	24%	1,925,608	25%
Brokered deposit accounts	294,178	4%	355,086	5%	451,132	6%	451,415	6%	437,361	6%
Total certificates of deposit	1,819,544	24%	1,987,456	27%	2,169,398	29%	2,271,681	30%	2,362,969	31%

Total deposits	$7,542,697	100%	$7,479,347	100%	$7,470,709	100%	$7,634,702	100%	$7,647,607	100%

Our deposit mix improved over the past twelve months as low cost deposits increased by 8.3% and comprised 76% of total deposits at December 31, 2012 compared to 69% at December 31, 2011 driven by positive noninterest bearing deposit inflows.

CAPITAL

Tangible book value per common share increased to $15.21 at December 31, 2012 compared to $14.49 a year ago primarily due to retained net income.  Our regulatory capital ratios remain strong and MB Financial Bank, N.A. was categorized as “well capitalized” at December 31, 2012 under the Prompt Corrective Action (“PCA”) provisions.

In June 2012, the federal banking agencies issued notices of proposed rulemaking (“NPRs”) on regulatory capital enhancements, which would implement the Basel III capital standards and address certain requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  The NPRs would revise banking regulatory capital requirements and the risk-weighted asset rules.  The NPRs would increase the minimum levels of required capital, narrow the definition of capital, add a new regulatory capital component (common equity Tier 1), increase the required capital for certain categories of assets and expand the number of risk-weighted categories, including higher-risk residential mortgages and higher-risk construction real estate loans.  These rules were proposed to go into effect on January 1, 2013 with all of the requirements being phased in by January 1, 2019; however, the final regulations have not yet been adopted and it is uncertain as to when the final regulations will be adopted or become effective or to what extent the final regulations will differ from the proposed regulations.  If the fully phased-in capital requirements within the NPRs were adopted as proposed and were effective as of December 31, 2012, the Company has estimated that it would be categorized as “well capitalized” under the PCA provisions with ratios significantly above the “well capitalized” threshold.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, any changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Dollars in thousands)

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
ASSETS
Cash and due from banks	$176,010	$129,326	$132,737	$128,411	$144,228
Interest earning deposits with banks	111,533	327,301	304,075	272,553	100,337
Total cash and cash equivalents	287,543	456,627	436,812	400,964	244,565
Investment securities:
Securities available for sale, at fair value	1,868,171	1,814,972	1,723,471	1,833,611	1,929,297
Securities held to maturity, at amortized cost	493,421	495,851	497,800	498,767	499,283
Non-marketable securities - FHLB and FRB Stock	55,385	57,653	61,462	65,541	80,832
Total investment securities	2,416,977	2,368,476	2,282,733	2,397,919	2,509,412
Loans held for sale	7,492	7,221	2,290	3,364	4,727
Loans:
Total loans, excluding covered loans	5,320,829	5,128,683	5,170,411	5,169,237	5,288,451
Covered loans	449,850	496,162	552,838	620,528	662,544
Total loans	5,770,679	5,624,845	5,723,249	5,789,765	5,950,995
Less: Allowance for loan losses	124,204	121,182	121,756	125,431	126,798
Net loans	5,646,475	5,503,663	5,601,493	5,664,334	5,824,197
Lease investments, net	129,823	113,180	111,122	124,748	135,490
Premises and equipment, net	221,533	214,301	214,935	212,589	210,705
Cash surrender value of life insurance	128,879	127,985	127,096	126,226	125,309
Goodwill	423,369	387,069	387,069	387,069	387,069
Other intangibles	29,512	25,735	26,986	28,237	29,494
Other real estate owned, net	36,977	42,427	49,690	63,077	78,452
Other real estate owned related to FDIC transactions	22,478	32,607	43,807	53,703	60,363
FDIC indemnification asset	39,345	36,311	56,637	72,161	80,830
Other assets	185,151	147,943	148,896	137,209	142,459
Total assets	$9,575,554	$9,463,545	$9,489,566	$9,671,600	$9,833,072
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,164,547	$2,011,542	$1,946,468	$1,874,028	$1,885,694
Interest bearing	5,378,150	5,467,805	5,524,241	5,760,674	5,761,913
Total deposits	7,542,697	7,479,347	7,470,709	7,634,702	7,647,607
Short-term borrowings	220,602	289,613	261,729	269,691	219,954
Long-term borrowings	116,050	118,798	221,100	256,456	266,264
Junior subordinated notes issued to capital trusts	152,065	152,065	158,521	158,530	158,538
Accrued expenses and other liabilities	268,370	162,892	139,756	136,791	147,682
Total liabilities	8,299,784	8,202,715	8,251,815	8,456,170	8,440,045
Stockholders' Equity
Preferred stock	-	-	-	-	194,719
Common stock	550	550	549	549	548
Additional paid-in capital	732,771	731,679	732,297	732,613	731,248
Retained earnings	507,933	489,426	466,812	445,233	427,956
Accumulated other comprehensive income	36,326	40,985	39,035	37,935	39,150
Treasury stock	(3,293)	(3,304)	(3,353)	(3,326)	(3,044)
Controlling interest stockholders' equity	1,274,287	1,259,336	1,235,340	1,213,004	1,390,577
Noncontrolling interest	1,483	1,494	2,411	2,426	2,450
Total stockholders' equity	1,275,770	1,260,830	1,237,751	1,215,430	1,393,027
Total liabilities and stockholders' equity	$9,575,554	$9,463,545	$9,489,566	$9,671,600	$9,833,072

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Interest income:
Loans	$63,328	$67,482	$69,250	$71,648	$75,466	$271,708	$324,793
Investment securities:
Taxable	6,371	7,287	8,882	10,884	11,608	33,424	41,349
Nontaxable	7,687	7,582	7,303	6,739	6,178	29,311	17,265
Other interest earning accounts	228	312	158	169	181	867	1,153
Total interest income	77,614	82,663	85,593	89,440	93,433	335,310	384,560
Interest expense:
Deposits	6,066	7,374	8,058	8,760	9,569	30,258	44,881
Short-term borrowings	294	342	362	206	189	1,204	849
Long-term borrowings and junior subordinated notes	1,738	2,872	3,069	3,381	3,430	11,060	13,557
Total interest expense	8,098	10,588	11,489	12,347	13,188	42,522	59,287
Net interest income	69,516	72,075	74,104	77,093	80,245	292,788	325,273
Provision for credit losses	1,000	(13,000)	-	3,100	8,000	(8,900)	120,750
Net interest income after
provision for credit losses	68,516	85,075	74,104	73,993	72,245	301,688	204,523
Fee income:
Capital markets and international banking
service fees	2,593	1,436	912	531	762	5,472	1,870
Commercial deposit and treasury management fees	6,095	5,860	5,784	5,897	6,113	23,636	23,559
Lease financing, net	12,419	9,671	7,334	6,958	7,801	36,382	26,939
Trust and asset management fees	4,623	4,428	4,535	4,404	4,166	17,990	17,324
Card fees	2,505	2,388	2,429	2,046	1,101	9,368	7,032
Loan service fees	2,229	1,039	1,143	1,048	1,069	5,459	6,355
Consumer and other deposit service fees	3,655	3,786	3,534	3,453	3,917	14,428	15,375
Brokerage fees	1,088	1,185	1,264	1,255	1,577	4,792	5,884
Net gain (loss) on investment securities	311	281	(34)	(3)	411	555	640
Increase in cash surrender value of life insurance	893	890	870	917	944	3,570	4,377
Net (loss) gain on sale of assets	(905)	(12)	(8)	(17)	(87)	(942)	283
Accretion of FDIC indemnification asset	154	204	222	475	683	1,055	4,838
Net loss recognized on other real estate owned	(1,626)	(3,938)	(5,441)	(6,589)	(5,478)	(17,594)	(13,613)
Net gain on sale of loans	822	575	554	374	366	2,325	2,607
Other operating income	1,429	760	809	2,105	1,106	5,103	5,636
Total fee income	36,285	28,553	23,907	22,854	24,451	111,599	109,106
Other expenses:
Salaries and employee benefits	43,038	42,083	40,146	40,429	39,846	165,696	153,858
Occupancy and equipment expense	8,774	8,274	9,188	9,570	8,498	35,806	35,467
Computer services and telecommunication expense	4,160	3,777	3,909	3,653	4,382	15,499	14,885
Advertising and marketing expense	2,335	1,936	1,839	2,073	1,831	8,183	7,038
Professional and legal expense	1,640	1,554	1,503	1,413	1,422	6,110	6,147
Other intangible amortization expense	1,251	1,251	1,251	1,257	1,410	5,010	5,665
Branch impairment charges	1,432	758	-	-	594	2,190	1,594
Other real estate expense, net	449	874	424	1,243	1,464	2,990	4,294
Prepayment fees on interest bearing liabilities	-	12,682	-	-	-	12,682	-
Other operating expenses	8,027	7,976	8,574	7,693	9,986	32,270	40,685
Total other expense	71,106	81,165	66,834	67,331	69,433	286,436	269,633
Income before income taxes	33,695	32,463	31,177	29,516	27,263	126,851	43,996
Income tax expense	9,683	9,330	9,034	8,430	7,810	36,477	5,268
Net income	24,012	23,133	22,143	21,086	19,453	90,374	38,728
Dividends and discount accretion on preferred shares	-	-	-	3,269	2,606	3,269	10,414
Net income available to
common stockholders	$24,012	$23,133	$22,143	$17,817	$16,847	$87,105	$28,314

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Common share data:
Basic earnings allocated to common stock per common share	$0.44	$0.43	$0.41	$0.39	$0.36	$1.67	$0.71
Impact of preferred stock dividends on basic
earnings per common share	-	-	-	(0.06)	(0.05)	(0.06)	(0.19)
Basic earnings per common share	0.44	0.43	0.41	0.33	0.31	1.61	0.52

Diluted earnings allocated to common stock per common share	0.44	0.42	0.41	0.39	0.36	1.66	0.71
Impact of preferred stock dividends on diluted
earnings per common share	-	-	-	(0.06)	(0.05)	(0.06)	(0.19)
Diluted earnings per common share	0.44	0.42	0.41	0.33	0.31	1.60	0.52

Weighted average common shares outstanding
for basic earnings per common share	54,401,504	54,346,827	54,174,717	54,155,856	54,140,646	54,270,297	54,057,158

Weighted average common shares outstanding
for diluted earnings per common share	54,597,737	54,556,517	54,448,709	54,411,916	54,360,178	54,505,976	54,337,280

Selected Financial Data:
	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Performance Ratios:
Annualized return on average assets	1.01%	0.97%	0.94%	0.87%	0.78%	0.95%	0.39%
Annualized return on average common equity	7.55	7.38	7.28	5.94	5.66	7.05	2.43
Annualized cash return on average tangible common equity(1)	11.47	11.29	11.28	9.36	9.09	10.87	4.23
Net interest rate spread	3.41	3.48	3.65	3.67	3.71	3.55	3.71
Cost of funds(2)	0.40	0.52	0.57	0.60	0.63	0.52	0.70
Efficiency ratio(3)	61.16	61.43	61.36	60.04	59.94	60.99	58.17
Annualized net other expense to average assets(4)	1.29	1.46	1.57	1.54	1.56	1.47	1.46
Core fee income to revenues (5)	34.18	29.49	27.49	26.46	26.21	29.44	26.56
Net interest margin	3.31	3.42	3.59	3.64	3.71	3.49	3.75
Tax equivalent effect	0.26	0.25	0.24	0.23	0.20	0.24	0.15
Net interest margin - fully tax equivalent basis(6)	3.57	3.67	3.83	3.87	3.91	3.73	3.90
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.03%	1.87%	1.98%	2.15%	2.17%	2.03%	2.17%
Non-performing assets(7) to total assets	1.62	1.56	1.72	1.94	2.12	1.62	2.12
Allowance for loan losses to non-performing loans(7)	106.17	115.10	107.25	100.59	98.00	106.17	98.00
Allowance for loan losses to total loans	2.15	2.15	2.13	2.17	2.13	2.15	2.13
Net loan (recoveries) charge-offs to average loans (annualized)	(0.17)	(0.64)	0.31	0.40	0.95	(0.02)	2.90
Capital Ratios:
Tangible equity to tangible assets(8)	9.12%	9.46%	9.17%	8.74%	10.47%	9.12%	10.47%
Tangible common equity to risk weighted assets(9)	12.96	14.16	13.67	13.17	12.48	12.96	12.48
Tangible common equity to tangible assets(10)	9.12	9.46	9.17	8.74	8.40	9.12	8.40
Book value per common share(11)	$23.29	$23.01	$22.64	$22.23	$21.92	$23.29	$21.92
Less: goodwill and other intangible assets,
net of benefit, per common share	8.08	7.37	7.40	7.41	7.43	8.08	7.43
Tangible book value per common share(12)	$15.21	$15.64	$15.24	$14.81	$14.49	$15.21	$14.49

Total capital (to risk-weighted assets)	16.49%	17.91%	17.53%	17.10%	19.39%	16.49%	19.39%
Tier 1 capital (to risk-weighted assets)	14.61	15.83	15.45	15.02	17.34	14.61	17.34
Tier 1 capital (to average assets)	10.50	10.60	10.46	9.99	11.73	10.50	11.73
Tier 1 common capital (to risk-weighted assets)	12.31	13.39	12.93	12.54	11.86	12.31	11.86

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total fee income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total other expense excluding non-core items less total fee income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals total fee income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total fee income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include core fee income, core fee income to revenues (with non-core items excluded from both core fee income and revenues), core other expense, non-core fee income and non-core other expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net other expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, net losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, prepayment fees on interest bearing liabilities, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the other expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that core and non-core fee income and other expense are useful in assessing our core operating performance and in understanding the primary drivers of our fee income and other expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  For the same reasons, management believes the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, net losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the other expense components, of the efficiency ratio and the ratio of annualized net other expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of core and non-core fee income and other expense to fee income and other expense are contained in the tables under “Results of Operations—Fourth Quarter Results.”

The following table presents a reconciliation of tangible equity to equity (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Stockholders' equity - as reported	$1,275,770	$1,260,830	$1,237,751	$1,215,430	$1,393,027
Less: goodwill	423,369	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	19,183	16,728	17,541	18,354	19,171
Tangible equity	$833,218	$857,033	$833,141	$810,007	$986,787

The following table presents a reconciliation of tangible assets to total assets (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Total assets - as reported	$9,575,554	$9,463,545	$9,489,566	$9,671,600	$9,833,072
Less: goodwill	423,369	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	19,183	16,728	17,541	18,354	19,171
Tangible assets	$9,133,002	$9,059,748	$9,084,956	$9,266,177	$9,426,832

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Common stockholders' equity - as reported	$1,275,770	$1,260,830	$1,237,751	$1,215,430	$1,198,308
Less: goodwill	423,369	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	19,183	16,728	17,541	18,354	19,171
Tangible common equity	$833,218	$857,033	$833,141	$810,007	$792,068

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (dollars in thousands):

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011

Average common stockholders' equity - as reported	$1,264,772	$1,247,846	$1,223,667	$1,206,364	$1,181,820	$1,235,780	$1,164,316
Less: average goodwill	387,464	387,069	387,069	387,069	387,069	387,168	387,069
Less: average other intangible assets, net of tax benefit	16,238	17,018	17,903	18,721	19,494	17,465	20,865
Average tangible common equity	$861,070	$843,759	$818,695	$800,574	$775,257	$831,147	$756,382

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (dollars in thousands):

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011

Net income available to common stockholders - as reported	$24,012	$23,133	$22,143	$17,817	$16,847	$87,105	$28,314
Add: other intangible amortization expense, net of tax benefit	813	813	813	817	917	3,257	3,682
Net cash flow available to common stockholders	$24,825	$23,946	$22,956	$18,634	$17,764	$90,362	$31,996

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (dollars in thousands):

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Tier 1 capital - as reported	$939,087	$958,123	$941,888	$925,089	$1,101,538
Less: preferred stock	-	-	-	-	194,719
Less: qualifying trust preferred securities	147,500	147,500	153,500	153,500	153,787
Tier 1 common capital	$791,587	$810,623	$788,388	$771,589	$753,032

Efficiency Ratio Calculation (Dollars in Thousands)

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Other expense	$71,106	$81,165	$66,834	$67,331	$69,433	$286,436	$269,633
Adjustment for prepayment fees on interest bearing liabilities	-	12,682	-	-	-	12,682	-
Adjustment for impairment charges	1,432	758	-	-	594	2,190	1,594
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	104	355	(149)	501	20	811	(40)
Other expense - as adjusted	$69,570	$67,370	$66,983	$66,830	$68,819	$270,753	$268,079

Net interest income	$69,516	$72,075	$74,104	$77,093	$80,245	$292,788	$325,273
Tax equivalent adjustment	5,360	5,256	5,057	4,756	4,468	20,429	13,188
Net interest income on a fully tax equivalent basis	74,876	77,331	79,161	81,849	84,713	313,217	338,461
Tax equivalent adjustment on the increase in cash
surrender value of life insurance	481	479	468	494	508	1,922	2,357
Plus fee income	36,285	28,553	23,907	22,854	24,451	111,599	109,106
Less net losses on other real estate owned	(1,626)	(3,938)	(5,441)	(6,589)	(5,478)	(17,594)	(13,613)
Less net gains (losses) on investment securities	311	281	(34)	(3)	411	555	640
Less net (losses) gains on sale of other assets	(905)	(12)	(8)	(17)	(87)	(942)	283
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of
assets held in trust for deferred compensation	104	355	(149)	501	20	811	(40)

Net interest income plus fee income - as adjusted	$113,758	$109,677	$109,168	$111,305	$114,806	$443,908	$460,864

Efficiency ratio	61.16%	61.43%	61.36%	60.04%	59.94%	60.99%	58.17%

Efficiency ratio (without adjustments)	67.21%	80.66%	68.19%	67.37%	66.32%	70.83%	62.07%

Annualized Net Other Expense to Average Assets Calculation (Dollars in Thousands)

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Other expense	$71,106	$81,165	$66,834	$67,331	$69,433	$286,436	$269,633
Adjustment for prepayment fees on interest bearing liabilities	-	12,682	-	-	-	12,682	-
Adjustment for impairment charges	1,432	758	-	-	594	2,190	1,594
Adjustment for increase (decrease) in market value of assets
held in trust for deferred compensation	104	355	(149)	501	20	811	(40)
Non-interest expense - as adjusted	69,570	67,370	66,983	66,830	68,819	270,753	268,079

Fee income	36,285	28,553	23,907	22,854	24,451	111,599	109,106
Less net losses on other real estate owned	(1,626)	(3,938)	(5,441)	(6,589)	(5,478)	(17,594)	(13,613)
Less net gains (losses) on investment securities	311	281	(34)	(3)	411	555	640
Less net (losses) gains on sale of other assets	(905)	(12)	(8)	(17)	(87)	(942)	283
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of assets held in
trust for deferred compensation	104	355	(149)	501	20	811	(40)
Fee income - as adjusted	38,401	31,867	29,539	28,962	29,585	128,769	120,046
Less tax equivalent adjustment on the increase in cash
surrender value of life insurance	481	479	468	494	508	1,922	2,357

Net other expense	$30,688	$35,024	$36,976	$37,374	$38,726	$140,062	$145,676

Average assets	$9,461,895	$9,516,159	$9,478,480	$9,736,702	$9,856,835	$9,547,985	$9,956,133

Annualized net other expense to average assets	1.29%	1.46%	1.57%	1.54%	1.56%	1.47%	1.46%

Annualized net other expense to average
assets (without adjustments)	1.46%	2.20%	1.82%	1.84%	1.81%	1.83%	1.61%

Core Fee Income to Revenues Ratio Calculation (Dollars in Thousands)

	4Q12	3Q12	2Q12	1Q12	4Q11	2012	2011
Fee income	$36,285	$28,553	$23,907	$22,854	$24,451	$111,599	$109,106
Less net losses on other real estate owned	(1,626)	(3,938)	(5,441)	(6,589)	(5,478)	(17,594)	(13,613)
Less net gains (losses) on investment securities	311	281	(34)	(3)	411	555	640
Less net (losses) gains on sale of other assets	(905)	(12)	(8)	(17)	(87)	(942)	283
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of
assets held in trust for deferred compensation	104	355	(149)	501	20	811	(40)
Plus tax equivalent adjustment on the increase in cash
surrender value of life insurance	481	479	468	494	508	1,922	2,357
Fee income - as adjusted	$38,882	$32,346	$30,007	$29,456	$30,093	$130,691	$122,403

Net interest income	$69,516	$72,075	$74,104	$77,093	$80,245	$292,788	$325,273
Tax equivalent adjustment	5,360	5,256	5,057	4,756	4,468	20,429	13,188
Net interest income on a fully tax equivalent basis	74,876	77,331	79,161	81,849	84,713	313,217	338,461
Tax equivalent adjustment on the increase in cash
surrender value of life insurance	481	479	468	494	508	1,922	2,357
Plus fee income	36,285	28,553	23,907	22,854	24,451	111,599	109,106
Less net losses on other real estate owned	(1,626)	(3,938)	(5,441)	(6,589)	(5,478)	(17,594)	(13,613)
Less net gains (losses) on investment securities	311	281	(34)	(3)	411	555	640
Less net (losses) gains on sale of other assets	(905)	(12)	(8)	(17)	(87)	(942)	283
Less net gain on sale of loans held for sale	-	-	-	-	-	-	1,790
Less increase (decrease) in market value of
assets held in trust for deferred compensation	104	355	(149)	501	20	811	(40)

Total revenue - as adjusted and on a fully tax equivalent basis	$113,758	$109,677	$109,168	$111,305	$114,806	$443,908	$460,864

Core fee income to revenues ratio	34.18%	29.49%	27.49%	26.46%	26.21%	29.44%	26.56%

Core fee income to revenues ratio (without adjustments)	34.30%	28.37%	24.39%	22.87%	23.35%	27.60%	25.12%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	4Q12			4Q11			3Q12
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,117,323	$12,711	4.45%	$1,051,065	12,989	4.84%	$1,071,538	$12,640	4.62%
Commercial loans collateralized by
assignment of lease payments	1,204,431	12,797	4.25	1,102,220	14,167	5.14	1,193,462	13,119	4.40
Real estate commercial	1,766,332	21,636	4.79	1,839,689	25,132	5.35	1,778,414	22,836	5.02
Real estate construction	146,717	1,614	4.30	209,098	2,443	4.57	154,622	1,618	4.09
Total commercial related credits	4,234,803	48,758	4.51	4,202,072	54,731	5.10	4,198,036	50,213	4.68
Other loans
Real estate residential	312,189	3,417	4.38	316,087	3,719	4.71	310,374	3,425	4.41
Home equity	308,854	3,336	4.30	342,011	3,701	4.29	317,854	3,488	4.37
Indirect	207,429	3,061	5.87	188,562	3,080	6.48	202,583	2,984	5.86
Consumer loans	69,554	623	3.56	62,703	482	3.05	69,563	578	3.31
Total other loans	898,026	10,437	4.62	909,363	10,982	4.79	900,374	10,475	4.63
Total loans, excluding covered loans	5,132,829	59,195	4.59	5,111,435	65,713	5.10	5,098,410	60,688	4.74
Covered loans	479,011	5,354	4.45	707,039	10,894	6.11	536,697	7,967	5.91
Total loans	5,611,840	64,549	4.58	5,818,474	76,607	5.22	5,635,107	68,655	4.85
Taxable investment securities	1,508,774	6,371	1.69	1,820,680	11,608	2.55	1,418,549	7,287	2.05
Investment securities exempt from
federal income taxes (3)	865,653	11,826	5.46	676,893	9,505	5.62	843,908	11,665	5.53
Other interest earning deposits	361,371	228	0.25	272,762	181	0.26	483,622	312	0.26
Total interest earning assets	$8,347,638	$82,974	3.95	$8,588,809	$97,901	4.52	$8,381,186	$87,919	4.17
Non-interest earning assets	1,114,257			1,268,026			1,134,973
Total assets	$9,461,895			$9,856,835			$9,516,159

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,726,718	$1,007	0.15%	$2,653,486	$1,498	0.22%	$2,601,181	$1,026	0.16%
Savings accounts	804,158	144	0.07	751,766	327	0.17	796,229	181	0.09
Certificates of deposit	1,570,147	2,562	0.67	1,971,473	4,294	0.89	1,676,047	2,826	0.70
Customer repurchase agreements	233,532	147	0.25	235,666	151	0.25	211,966	149	0.28
Total core funding	5,334,555	3,860	0.29	5,612,391	6,270	0.44	5,285,423	4,182	0.31
Wholesale funding:
Brokered accounts (includes fee expense)	302,565	2,353	3.09	438,123	3,450	3.12	429,342	3,341	3.10
Other borrowings	286,952	1,885	2.57	431,165	3,468	3.15	392,871	3,065	3.05
Total wholesale funding	589,517	4,238	2.49	869,288	6,918	2.88	822,213	6,406	2.73
Total interest bearing liabilities	$5,924,072	$8,098	0.54	$6,481,679	$13,188	0.81	$6,107,636	$10,588	0.69
Non-interest bearing deposits	2,119,632			1,878,049			2,020,762
Other non-interest bearing liabilities	153,419			120,671			139,915
Stockholders' equity	1,264,772			1,376,436			1,247,846
Total liabilities and stockholders' equity	$9,461,895			$9,856,835			$9,516,159
Net interest income/interest rate spread (4)		$74,876	3.41%		$84,713	3.71%		$77,331	3.48%
Taxable equivalent adjustment		5,360			4,468			5,256
Net interest income, as reported		$69,516			$80,245			$72,075
Net interest margin (5)			3.31%			3.71%			3.42%
Tax equivalent effect			0.26%			0.20%			0.25%
Net interest margin on a fully tax
equivalent basis (5)			3.57%			3.91%			3.67%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.0 million, $1.2 million, and $749 thousand for the three months ended December 31, 2012, December 31, 2011, and September 30, 2012, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,080,652	$51,051	4.65%	$1,108,033	53,813	4.79%
Commercial loans collateralized by
assignment of lease payments	1,188,022	53,019	4.46	1,041,033	56,453	5.42
Real estate commercial	1,813,421	92,218	5.00	1,968,088	105,342	5.28
Real estate construction	146,660	6,176	4.14	300,288	11,984	3.94
Total commercial related credits	4,228,755	202,464	4.71	4,417,442	227,592	5.08
Other loans
Real estate residential	311,537	14,033	4.50	326,189	15,914	4.88
Home equity	321,031	14,068	4.38	359,972	15,481	4.30
Indirect	197,423	11,926	6.04	181,988	12,034	6.61
Consumer loans	69,638	2,281	3.28	58,205	1,957	3.36
Total other loans	899,629	42,308	4.70	926,354	45,386	4.90
Total loans, excluding covered loans	5,128,384	244,772	4.77	5,343,796	272,978	5.11
Covered loans	562,914	31,582	5.61	755,242	55,706	7.38
Total loans	5,691,298	276,354	4.86	6,099,038	328,684	5.39
Taxable investment securities	1,542,814	33,424	2.17	1,669,971	41,349	2.48
Investment securities exempt from
federal income taxes (3)	815,500	45,094	5.53	460,971	26,562	5.76
Other interest earning deposits	337,325	867	0.26	442,190	1,153	0.26
Total interest earning assets	$8,386,937	$355,739	4.24	$8,672,170	$397,748	4.59
Non-interest earning assets	1,161,048			1,283,963
Total assets	$9,547,985			$9,956,133

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,646,299	$4,285	0.16%	$2,678,049	$7,637	0.29%
Savings accounts	789,595	786	0.10	732,731	1,379	0.19
Certificates of deposit	1,725,462	12,532	0.76	2,165,541	21,162	0.99
Customer repurchase agreements	210,891	556	0.26	239,896	639	0.27
Total core funding	5,372,247	18,159	0.34	5,816,217	30,817	0.53
Wholesale funding:
Brokered accounts (includes fee expense)	406,908	12,655	3.11	444,895	14,703	3.30
Other borrowings	383,236	11,708	3.00	443,752	13,767	3.06
Total wholesale funding	790,144	24,363	2.70	888,647	28,470	3.03
Total interest bearing liabilities	$6,162,391	$42,522	0.69	$6,704,864	$59,287	0.88
Non-interest bearing deposits	1,973,666			1,771,918
Other non-interest bearing liabilities	137,302			120,647
Stockholders' equity	1,274,626			1,358,704
Total liabilities and stockholders' equity	$9,547,985			$9,956,133
Net interest income/interest rate spread (4)		$313,217	3.55%		$338,461	3.71%
Taxable equivalent adjustment		20,429			13,188
Net interest income, as reported		$292,788			$325,273
Net interest margin (5)			3.49%			3.75%
Tax equivalent effect			0.24%			0.15%
Net interest margin on a fully tax
equivalent basis (5)			3.73%			3.90%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $3.5 million and $4.7 million for the twelve months ended December 31, 2012 and December 31, 2011, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.